                                                                     EXHIBIT 99

                             CAUTIONARY STATEMENT

  Summit Medical Systems, Inc. ("Summit" or the "Company"), or persons acting on behalf of the Company, or outside reviewers retained by the Company making statements on behalf of the Company, or underwriters, from time to time, may make, in writing or orally, "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995 (the "Act"). This Cautionary Statement, when used in conjunction with a forward-looking statement, is for the purpose of qualifying for the "safe harbor" provisions of the Act and is intended to be a readily available written document that contains factors which could cause results to differ materially from such forward-looking statements. The following matters, among others, may have a material adverse effect on the business, financial condition, liquidity, results of operations or prospects, financial or otherwise, of the Company. Reference to this Cautionary Statement in the context of a forward-looking statement or statements shall be deemed to be a statement that any one or more of the following factors may cause actual results to differ materially from those in such forward-looking statement or statements. These factors are in addition to any other cautionary statements, written or oral, which may be made or referred to in connection with any such forward-looking statement.

  History of Operating Losses; Uncertainty of Future Profitability. The Company has experienced operating losses for each of the past six years. Net losses for the year ended December 31, 1997 were $ 19.0 million, and the Company had an accumulated deficit of $42.8 million at December 31, 1997. The Company's ability to increase revenue and achieve profitability and positive cash flow will depend on a number of factors, including: obtaining market acceptance of the Crescendo! software and gaining market share among cardiovascular healthcare providers; migrating a substantial portion of the Company's Vista software customers to Crescendo! software; expanding consulting services at CLMA and successfully expanding the clinical trials management services; and achieving market acceptance of medical product registries among medical product manufactures. The Company expects to incur substantial software development expenditures to enhance its technologies and to develop database software for use in clinical trials management. In addition, the Company anticipates increased operating expenses for personnel to expand its clinical trial management services. As a result, the Company anticipates that it will continue to experience operating losses through 1998. The Company's ability to achieve profitability and positive cash flow in future periods will depend on its ability to control costs and keep increases in expenditures below growth in revenue, if any. There can be no assurance that the Company will generate sufficient revenues, or adequately control costs, to achieve profitability or positive cash flow.

  Uncertainty of New Products. Much of the Company's ability to increase revenue and achieve profitability and positive cash flow will depend on market acceptance of Crescendo! software products and medical product registries, which have been recently introduced by the Company. The Company has limited market experience with Crescendo! 1.0, which the Company formally launched in November 1997. To date, only a few customers have completed installation of this software, which has limited the Company's ability to provide reference accounts to potential customers. Market acceptance of the Crescendo! software could be limited by a number of factors including: failure of the software to provide the functionality required by healthcare providers; failure of the software to meet expectations of customers; excessive time and cost to implement the software; an inability to develop necessary interface with customers' hemodynamic monitoring equipment and hospital information systems; failure of the software to be competitive with other products on the market; and market resistance to current or future prices for the software and implementation services. Accordingly, there can be no assurance that Crescendo! 1.0 software will achieve market acceptance. The failure to achieve such acceptance would have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

  In late 1996, the Company began to offer medical product registries to medical product manufacturers. The Company's experience with registries is limited to its initial pilot program for Eli Lilly. This program has experienced difficulties enrolling a sufficient number of participating sites to submit data to the registry. The development of medical product registries is in its preliminary stage and there can be no assurance that registries will achieve market acceptance. Acceptance of medical product registries by potential sponsors, primarily medical product manufacturers, depends on a number of factors including: the effectiveness of registries in collecting meaningful data for manufacturers; the Company's ability to enroll sufficient numbers of participants to populate registries; and the ability of registries to generate reports for participants that can improve clinical and economic decision making by the participants. The failure of registries to achieve market acceptance could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

  Additionally, as new products, the Crescendo! 1.0 software and medical product registries, when first released by the Company, may also contain undetected errors, defects or flaws that, despite testing by the Company, are discovered only after they have been installed by customers. There can be no assurance that such errors, defects or flaws will not arise in the future, damaging the Company's business reputation and customer relations, delaying the shipment and installation of products, preventing market acceptance of the products, and requiring costly design modifications. As a consequence, any such errors, defects or flaws could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

  Uncertainty of Increased Revenues from Clinical Trial Management Services and Software Consulting. The Company has recently taken initiatives to increase revenue generated from clinical trials management services. The Company has previously generated only modest revenue from these services, and accordingly, the Company's ability to expand its presence in this market successfully is uncertain. The Company will face several obstacles to increasing its share of the clinical trials market, including: competition from established competitors, many of which have superior market acceptance and greater experience with clinical trials management; the limited experience of Company personnel in clinical trials management; the difficulty of creating the required corporate organization for this market; and the difficulty of differentiating the Company's clinical trials services from those offered by competitors. The Company's ability to enter this market will depend, in part, on its ability to use its experience with database software to develop unique database capabilities for use in clinical trials. Accordingly, there can be no assurance that the Company's clinical trial management services will overcome these obstacles and achieve market acceptance. In order to implement its entry into this market, the Company intends to hire additional personnel. In addition, the Company has a new initiative to provide increased software consulting services to healthcare providers. Thus far, the Company's investment in developing and marketing such consulting services has been limited and related revenues have been modest. In 1998, the Company plans to increase staffing in this area to support a more aggressive product development and marketing program. The failure of the Company to achieve market acceptance for its clinical trials management services or increased software consulting services could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

  Dependence On Vista Software Sales. A substantial portion of the Company's revenues in the year ended December 31, 1997 related to sales of Vista software licenses. The Company has limited its sales and marketing activities regarding the Vista software and has stated its intention to seek to migrate its Vista customers to the Crescendo! software. There can be no assurance that the Company will be successful in substituting Crescendo! sales for Vista sales, and the failure to do so could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

  Fluctuations In Quarterly Operating Results. The Company has experienced variations in quarterly operating results. Quarterly variations may result from the timing of the completion of large software installations or the development and release of new products. Due to the relatively fixed nature of most of the Company's costs, including personnel and facilities costs, any unanticipated shortfall in revenue in any fiscal quarter would have an adverse effect on the Company's results of operations in that quarter. In general, quarterly revenue is difficult to forecast because the market for the Company's products and services are evolving rapidly and many of the Company's products and services have been recently introduced, which makes forecasting demand for, and revenue from, these products and services uncertain. Due to all of the foregoing factors, it is possible that in some future quarters the Company's results of operations will be below the expectations of public market analysts and investors. In such event, the price of the Company's common stock would be adversely affected.

  Dependence on Database Sponsors; Control of National Databases. The Company believes that the acceptance of its products by healthcare providers is significantly enhanced by the ability of the Company's customers to use the Company's software to participate in national databases sponsored by the American College of Cardiology ("ACC"), the Society of Thoracic Surgeons ("STS") and the American Society of Cataract and Refractive Surgery ("ASCRS") (collectively, the "Medical Association Partners"). The Company believes that its customers highly value the national benchmark data available from these databases. In addition, the Company believes the endorsement or certification of the Company's software by the Medical Association Partners is a valuable marketing tool. Accordingly, the loss of certification by a Medical Association Partner or the termination of one or more of its relationships with a Medical Association Partner could have a material adverse effect on the Company's business, financial condition and results of operations.

  The agreements with the Medical Association Partners do not give the Company exclusive rights to the applicable national database. Each of the Medical Association Partners allows data to be entered using software other than the Company's, including software sold by the Company's competitors. There can be no assurance that in the future the Company will not experience greater competition in connection with the STS and ACC national databases as other software vendors are certified for these national databases. In addition, the terms of the Company's agreements with the Medical Association Partners limit the Company's ability to derive commercial products from the national databases. The Company does not have ownership rights to develop commercial products, such as statistical algorithms, from the data in the national database. To date, the Company's failure to obtain ownership of significant databases has limited its ability to develop products that may be derived from such databases such as subscription services.

  Changes In Government Regulation. The confidentiality of patient records and the circumstances under which such records may be released to the Company is subject to substantial regulation by state governments. Laws on the confidentiality of patient records vary significantly from state to state, making compliance more difficult. Although the Company believes that its procedures comply with the laws and regulations regarding the collection of patient data in substantially all jurisdictions, regulations governing patient confidentiality rights are evolving rapidly and any changes in state law could adversely affect the Company's business, financial condition, results of operations and prospects.

  Certain federal legislation and regulations pertaining to the confidentiality of individually identifiable patient information have been proposed to Congress. The Company cannot accurately asses the likelihood that Congress will enact a law protecting the privacy of individual medical information, or how such legislation or any regulations would be applied to the Company. Any legislation or regulations, if enacted or promulgated, could adversely affect the Company's business, financial condition, result of operations and prospects.

  The Company's clinical studies activities are subject to regulation and guidelines of the FDA and other regulatory authorities regarding "good clinical practices" ("GCP"). Any failure to comply with GCP provisions could adversely affect the Company's business, financial condition, result of operations and prospects.

  The healthcare industry is subject to an increase in governmental regulation of, among other things, reimbursement rates and certain capital expenditures. Many lawmakers have proposed programs to reform the United States healthcare system. These programs may contain proposals to increase governmental involvement in healthcare, lower reimbursement rates and otherwise change the operating environment for the Company's customers. These regulations and proposed programs, if promulgated or enacted, could have an adverse affect on the Company's ability to sell its products and related services.

  Highly Competitive Industry. The market for healthcare information systems and services is highly competitive. The Company believes that the principal competitive factors for clinical outcomes database software are the quality and depth of the underlying clinical outcomes database, the usefulness of the data and reports generated by the software, customer service and support, ease-of-use, compatibility with the customer's existing information systems, potential for product enhancements, and vendor reputation. The Company's competitors include other providers of clinical outcomes software, healthcare consulting firms, and providers of medical information derived from databases based on claims data. Many of the company's competitors and potential competitors have greater financial, development, technical, marketing and selling resources than the Company, and have substantial installed customer bases in the healthcare industry. The Company also faces significant competition from internal information services at hospitals, many of which have developed their own outcomes databases. As the market for outcomes software develops, additional competitors may enter the market and competition may intensify. There can be no assurance that the company's business will not be materially and adversely affected by such competition.

  Dependence On Proprietary Technology. The Company relies on a combination of trade secrets, copyright and trademark laws, nondisclosure and other contractual provisions, and technical measures to protect its proprietary rights in its products. There can be no assurance that these protections will be adequate or that the company's competitors will not independently develop technologies that are substantially equivalent or superior to the company's technology. Although the Company believes that its products do not infringe upon the proprietary rights of third parties, and it is not aware of any threatened patent infringement claims relating to its products, there can be no assurance that third parties will not assert infringement claims against the Company in the future or that a license or similar agreement will be available on reasonable terms in the event of an unfavorable ruling on any such claim. In addition, any such claim may require the Company to incur substantial litigation expenses or subject the Company to significant liabilities and could have a material adverse effect on the company's business.

  Shareholder Litigation. The Company is a defendant in In re Summit Medical Systems, Inc. Securities Litigation, a consolidated federal court securities action venued in the United States District Court, District of Minnesota. The putative class action was filed on March 10, 1997 and alleges violations of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and Rule 10b-5, under the Exchange Act and Sections 11 of the Securities Act of 1933, as amended (the "Securities Act"). The Company is also a defendant in a federal court securities action captioned Teachers' Retirement System of Louisiana v. Summit Medical Systems, Inc. et. al. The Teachers' Retirement action was filed on April 16, 1997 in the United States District Court, District of Minnesota and is not a class action. In addition to the claims alleged in the consolidated action, the Teachers' Retirement complaint alleges a claim under Section 18(a) of the Exchange Act, common law fraud, and negligent misrepresentation. Each action alleges, in essence, that the Company made misleading public disclosures relating to its financial statements and seeks compensatory damages for losses incurred as a result of each alleged misleading public disclosure. As to federal securities law claims, both actions are subject to the Private Securities Litigation Reform Act of 1995. The Company has made a motion to dismiss certain claims and intends to defend against these actions vigorously. However, there is no assurance that any judgment, order or decree against the Company arising out of these class actions will not have a material adverse effect on the Company or its business.

  Securities and Exchange Commission Investigation. The Company has been informed by the Division of Enforcement of the Securities and Exchange Commission (the "Commission"), through service of subpoena on March 25, 1997, that the Commission is conducting an investigation of the Company, relating to the Company's restatement of certain financial statements. The Company is cooperating fully with the Commission and its investigation. There can be no assurance that any order, decree or other action issued or taken by the Commission arising out of its investigation will not result in sanctions against the Company or certain individuals that could have a material adverse effect on the Company or its business.